EXHIBIT 5.2

August    , 2003

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Post Office Box 33068
Charlotte, NC 28211

Re:	Piedmont Natural Gas Company, Inc.
Registration Statements on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement (as defined below), in the form being filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), of $690,000,000 aggregate principal amount of one or more series of its debt securities (the “Debt Securities”) and shares of its Common Stock (the “Common Stock”, together with the Debt Securities, the “Securities”). All capitalized terms which are not defined here shall have the meanings assigned to them in Amendment No. 1 to Registration Statement No. 333-106268 and Post-Effective Amendment No. 2 to Registration Statement No. 333-62222 which are being filed on the date hereof with the Securities and Exchange Commission (“SEC”) by the Company on Form S-3 pursuant to the Securities Act of 1933, as amended (the “Act”). Amendment No. 1 to Registration Statement No. 333-106268 and Post-Effective Amendment No. 2 to Registration Statement No. 333-62222 are collectively referred as the “Registration Statements.”

     The Debt Securities are to be issued under the Indenture, as amended and supplemented, and are to be sold from time to time as set forth in the Registration Statements, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate and regulatory action, (ii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, and (iii) the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statements, any amendment thereto, the Underwriting Agreement or the Agency Agreement (filed as exhibits thereto) and in accordance with any applicable order of a regulatory

November 22, 2002

agency having jurisdiction over the issuance of the Debt Securities, the Debt Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Indenture.

     Our opinion that the Debt Securities will be legal, valid and binding is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally; and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     The foregoing opinions are based on and limited to the laws of the State of New York and the laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. In addition, we express no opinion with respect to the Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name wherever it appears in the Registration Statements, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statements, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

Orrick, Herrington & Sutcliffe LLP